EXHIBIT 23.1

              Independent Registered Public Accounting Firm Consent
              -----------------------------------------------------


         We consent to the incorporation by reference in the registration statement of Escalade, Incorporated on Form S-8 (File Nos. 33-16279, 333-52475 and 333-52477) of our reports dated February 18, 2005, except for Note 2 as to which the date is March 13, 2007 on our audits of the consolidated financial statements and financial statement schedules of the Company as of December 25, 2004 and December 27, 2003, and for each of the three years in the period ended December 25, 2004, which report is included in this Annual Report on Form 10-K/A. We also consent to the incorporation by reference of our report dated February 18, 2005, except as to the 4th paragraph of Management's Report on Internal Control Over Financial Reporting (Revised), which is as of March_13, 2007 on our audit of the internal control over financial reporting of the Company as of December 25, 2004, which report is included in this Annual Report on Form 10-K/A.



/s/ BKD, LLP
----------------------------


BKD, LLP
Evansville, Indiana
March 13, 2007


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